Exhibit 99.1

E*TRADE to Propose Offering of Preferred Stock

Proceeds to finance purchase of OptionsHouse

NEW YORK--(BUSINESS WIRE)--August 15, 2016--E*TRADE Financial Corporation (NASDAQ:ETFC) today filed a prospectus supplement relating to an offering of up to $400 million of fixed-to-floating rate non-cumulative perpetual preferred stock, with a liquidation preference of $1,000 per share.

Actual terms of the securities, including the dividend rate, issuance amount, and redemption provisions, will depend on market conditions at the time of pricing.

E*TRADE intends to use the gross proceeds from this offering, along with $325 million of existing cash, to finance the purchase of Aperture New Holdings, Inc., the ultimate parent company of OptionsHouse. The transaction is expected to close in the fourth quarter of 2016, subject to customary closing conditions and regulatory approvals. If the purchase of OptionsHouse does not occur, the proceeds will be used for general corporate purposes.

Credit Suisse, Goldman, Sachs & Co., J.P. Morgan, and Morgan Stanley are serving as joint book-running managers for the offering.

E*TRADE has filed an effective registration statement (including a preliminary prospectus supplement and accompanying base prospectus) with the Securities and Exchange Commission (SEC) for the offering to which this communication relates. Before you invest, you should read the effective registration statement (including the preliminary prospectus supplement and accompanying base prospectus) for more complete information about E*TRADE and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies may be obtained by calling Credit Suisse Securities (USA) LLC toll-free at 1-800-221-1037; Goldman, Sachs & Co. toll-free at 1-866-471-2526; J.P. Morgan Securities LLC toll-free at 1-212-834-4533; or Morgan Stanley & Co. LLC toll-free at 1-866-718-1649.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities, nor will there be any sale of the securities in any state or jurisdiction in which such an offer, solicitation, or sale is not permitted.

About E*TRADE Financial

E*TRADE Financial and its subsidiaries provide financial services including online brokerage and related banking products and services to retail investors. Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC). Bank products and services are offered by E*TRADE Bank, a Federal savings bank, Member FDIC, or its subsidiaries.

Important Notices

E*TRADE Financial, E*TRADE, and the E*TRADE logo are trademarks or registered trademarks of E*TRADE Financial Corporation. ETFC-G

Forward looking statements

The statements contained in this news release that are forward looking, including statements regarding the completion, timing, and size of the proposed public offering and the completion and timing of the OptionsHouse acquisition are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and are subject to a number of uncertainties and risks. Actual results may differ materially from those indicated in the forward-looking statements. The uncertainties and risks include, but are not limited to, macro trends of the economy in general and the residential real estate market, market volatility, instability in the consumer credit markets and credit trends, increased mortgage loan delinquency and default rates, portfolio growth, portfolio seasoning and resolution through collections, sales or charge-offs, the uncertainty surrounding the foreclosure process, and the potential negative regulatory consequences resulting from the implementation of financial regulatory reform as well as from actions by or more restrictive policies or interpretations of the Federal Reserve and the Office of the Comptroller of the Currency or other regulators. In addition, the preferred stock offering and/or the OptionsHouse acquisition may not occur or may be delayed; expected synergies and other financial benefits of the acquisition may not be realized; integration of OptionsHouse post-closing may not occur as anticipated; regulatory risks associated with the transaction; unanticipated restructuring costs may be incurred or undisclosed liabilities assumed; and attempts to retain key personnel and customers may not succeed. Further information about these risks and uncertainties can be found in the preliminary prospectus supplement as well as the annual, quarterly, and current reports on Form 10-K, Form 10-Q, and Form 8-K previously filed by E*TRADE Financial Corporation with the Securities and Exchange Commission (including information in these reports under the caption “Risk Factors”). Any forward-looking statement included in this release speaks only as of the date of this communication; the Company disclaims any obligation to update any information.

© 2016 E*TRADE Financial Corporation. All rights reserved.

CONTACT:
E*TRADE Media Relations
Thayer Fox, 646-521-4418
thayer.fox@etrade.com
or
E*TRADE Investor Relations
Brett Goodman, 646-521-4406
brett.goodman@etrade.com